Beechport Capital Corp.
                                132 S. 3rd Avenue
                            Oakdale, California 95361

                              Phone: (209) 848-3900
                               Fax: (209) 848-3906
                           Website: www.beechport.com
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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 19, 2002


To the Stockholders of Beechport Capital Corp.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Beechport Capital Corp. (the "Company") will be held on June 19, 2002, at the Company's offices located at 132 S. 3rd Avenue, Oakdale, California at 11:00 a.m., pacific standard time, and thereafter as it may from time to time be adjourned, for the purposes stated below.

     1. To elect three (3) directors to the Board of Directors of the Company for a one (1) year term;

     2.   To approve the Company's 2002 Stock Plan;

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         All stockholders are cordially invited to attend the Annual Meeting. Only those stockholders of record at the close of business on May 31, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS



May 24, 2002                              /s/ GARY M. DE LAURENTIIS
                                          -------------------------
                                          President and Chief Executive Officer

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               WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY


                             Beechport Capital Corp.
                                132 S. 3rd Avenue
                            Oakdale, California 95361

                              INFORMATION STATEMENT

                                  INTRODUCTION


         This Information Statement is furnished in connection with the annual meeting of the stockholders of Beechport Capital Corp. (the "Company") to be held at the Company's offices located at 132 S. 3rd Avenue, Oakdale, California on June 19, 2002 at 11:00 a.m., pacific standard time, and at any adjournments thereof (the "Annual Meeting").

         The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect three (3) directors to the Board of Directors of the Company for a one (1) year term, (ii) to approve the Company's 2002 Stock Plan, and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors knows of no other matters to be presented for action at the Annual Meeting.

         The principal executive offices of the Company are located at 132 S. 3rd Avenue, Oakdale, California 95361 and its telephone number is (209) 848-3900. The approximate date on which this Information Statement, and other accompanying materials are first being sent or given to stockholders is June 5, 2002. The Company's Annual Report for the year ended December 31, 2001 on Form 10-KSB/A filed with the Securities and Exchange Commission on May 3, 2002 is being sent to stockholders together with this Information Statement and is incorporated herein by reference.

                          INFORMATION CONCERNING VOTING

         As of the Record Date, there were outstanding 19,543,470 shares of Common Stock held by approximately 700 holders of record and beneficial owners. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. Each nominee to be elected as a director named in Proposal 1 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not

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be counted as votes cast and will have no effect on the result of the vote. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required for approval of the Company's 2002 Stock Plan described in Proposal 2. Abstentions will not be counted as votes entitled to be cast on these matters and will have no affect on the result of the vote.

         The expense of preparing, printing and mailing the notice, this Information Statement and the Annual Report will be borne by the Company. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward this notice, the Information Statement and the Annual Report to the beneficial owners of shares of Common Stock held as of the Record Date and will provide reimbursement for the costs of forwarding the material in accordance with customary charges.

         Proposals 1 and 2 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder's shares.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Under the By-Laws of the Company (the "By-Laws"), the Board of Directors of the Company is authorized to be comprised of not less than three
(3) nor more than seven (7) directors, subject to which limitation the number of directors may be fixed from time to time by action of the directors, with all directors elected by the stockholders each year at the annual stockholders meeting. The Company's board presently consists of three (3) directors whose terms expire at the Annual Meeting. Officers are elected annually by and serve at the discretion of the Board of Directors.

         The Board has nominated Gary M. De Laurentiis, Andrea G. Videtta, and Lisa Fitzpatrick, the incumbent directors as the three (3) candidates to serve as directors. The Board of Directors has proposed that these persons be elected at the Annual Meeting to serve until the next annual meeting of stockholders. A plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting will be necessary to elect the directors listed below. If, for any reason, any of the nominees shall be unable or unwilling to serve, a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. The names and biographical summaries of the three (3) persons who have been nominated are set forth on page 19 of the Annual Report.

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                                  PROPOSAL TWO

                     BEECHPORT CAPITAL CORP. 2002 STOCK PLAN

         Upon adoption by the Company's Board of Directors, the 2002 Stock Plan became effective as of May 1, 2002 subject to the Company's stockholder approval. The Board of Directors has, subject to stockholder approval, authorized 2,000,000 Shares for future awards. Under the Plan awards may consist of Stock Awards and Options to purchase shares of Common Stock.

         The purpose of the Plan is to attract and retain the services or advice of directors, employees, officers, agents, consultants and independent contractors ("Eligible Participants") and to provide additional incentives for such persons to exert efforts for the success of the Company.

         Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), the 2002 Plan is administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee, of two or more members of the Board to administer the 2002 Plan, by such committee (the "Committee"). Except for the terms and conditions explicitly set forth in the 2002 Plan, the Committee shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of the individuals to be granted awards and options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the awards and options.

                       Description of the 2002 Stock Plan

         The maximum number of shares of Common Stock, including stock options, which may be granted pursuant to the 2002 Plan is 2,000,000 shares. In the absence of contrary action by the Board of Directors any action taken by the Committee or the Board of Directors with respect to the Plan shall be final. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company. The total number of shares of Common Stock reserved for such issuance may be increased only by a resolution adopted by the Board of Directors and approved the shareholders.

         No right or interest of any Eligible Participant in an Option or Stock Award is assignable or transferable during the lifetime of the Eligible Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. However, the Board of Directors may, in its sole discretion, permit transfers to family members if and to the extent such transfers are permissible under applicable securities laws. In the event of an Eligible Participant's death, an his or her rights in an Option or Stock Award may pass to his or her heirs.

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         The Company may require any Eligible Participant to whom an Option or
Stock Award is granted to agree to conditions required by applicable laws.

         Each Eligible Participant shall be liable for payment of his or her own taxes incurred as a result of the receipt and sale of a Stock Award, Option, or the sale of any shares received upon exercise of an Option.

         The Board may change the persons eligible to participate under the Plan, increase the benefits to participants or extend the term of the Plan. No change in the Plan shall, without his or her consent, affect the rights of a person granted an Award or Option.

         All costs and expenses with respect to the adoption, implementation, interpretation and administration of the Plan shall be borne by the Company.

         On May 7, 2002, 2,000,000 shares of common stock were awarded under the 2002 Stock Plan to Douglas G. Furth, a consultant to the Company.



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                          Beechport Capital Corporation
                             132 South Third Street
                                Oakdale, CA 95361
--------------------------------------------------------------------------------

                              Phone: (209) 848-3900
                               Fax: (209) 848-3906
                           Website: www.beechport.com
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